Exhibit 99.6
REVOCABLE PROXY ROCKVILLE FINANCIAL, INC. SPECIAL MEETING OF SHAREHOLDERS ONDECEMBER 17, 2010 The undersigned being a shareholder of Rockville Financial, Inc. hereby appoints David A. Engelson, Pamela J. Guenard and Kristen A. Johnson or each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2010 Special Meeting of Shareholders to be held at 9:00 a.m., local time, on December 17, 2010, at La Renaissance, 53 Prospect Hill, East Windsor, Connecticut 06088, and at any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. Please be sure to date and sign Date this proxy card in the box below. Sign above INC. For Against Abstain 1. The approval of a pla n of conversion and reorganization whereby: (a) Rockville Financial MHC, Inc. (“Rockville Financial MHC”), Rockville Financial, Inc. (“Existing Rockville Financial”) and Rockville Bank will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Rockville Financial New, Inc., a Connecticut stock corporation (“New Rockville Financial), will become the new stock holding company of Rockville Bank; (c) the issued and outstanding shares of common stock of Existing Rockville Financial, other than shares held by Rockville Financial MHC, will be exchanged for shares of common stock of New Rockville Financial so that public shareholders will own the same percentage of New Rockville Financial common stock as they owned of Existing Rockville Financial common stock immediately prior to the conversion, adjusted downward to reflect assets held by Rockville Financial MHC, other than shares of Existing Rockville common stock; and (d) New Rockville Financial will offer for sale shares of its common stock in a subscription offering, community offering and, possibly, a syndicated community offering. 2. The approval of the adjournment of the Special For Against Abstain Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the plan of conversion and reorganization. MARK HERE IF YOU PLAN TO ATTEND THE MEETING. The Board of Directors recommends a vote “FOR” Proposal 1 and 2. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. This proxy will be voted as directed or, if no direction is given, will be voted “FOR” Proposals 1 and 2 and in accordance with the determination of a majority of the Board of Directors on any other matters. Detach above card, sign, date and mail in postage paid envelope provided. ROCKVILLE FINANCIAL, INC. If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address below. Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.